Exhibit 23(C)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of the TIAA Real Estate Account of our report dated March 6, 2015 relating to the consolidated financial statements of the TIAA Real Estate Account, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
April 21, 2015